EXHIBIT 16.1

                  [Amper, Politziner & Mattia, LLP Letterhead]


August  18,  2010

Securities  and  Exchange  Commission
100  F  Street,  N.E.
Washington  D.C.,  20549-7561

Dear  Sirs/Madams:

We have read Orbit International Corp.'s statements included under Item 4.01 on its Form 8-K filed on August 18, 2010 and we agree with such statements concerning our firm.

/s/  Amper,  Politziner  &  Mattia,  LLP
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Amper, Politziner & Mattia LLP